Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated December 18, 2015, with respect to the consolidated financial statements included in the Annual Report of Aeolus Pharmaceuticals, Inc. on Form 10-K for the year ended September 30, 2015.  We consent to the incorporation by reference of said report in the Registration Statements of Aeolus Pharmaceuticals, Inc. on Form S-1 (File No. 333-209119) and on Form S-8 (File No. 333-190770).
/s/ GRANT THORNTON LLP
San Diego, California
December 20, 2016